    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2001
                                                           REGISTRATION NO. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

                             DELAWARE                                                           72-1409562
(State or other jurisdiction of incorporation or organization)                   (I.R.S. Employer Identification No.)

    201 ST. CHARLES AVENUE, SUITE 3400, NEW ORLEANS, LOUISIANA                                     70170
             (Address of Principal Executive Offices)                                           (Zip Code)

                      2000 LONG TERM STOCK INCENTIVE PLAN
               2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
               STOCK AND DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS
                  BONUS SHARES ISSUED BY ENERGY PARTNERS, LTD.
                           (Full title of the plans)
                                   ----------

                              RICHARD A. BACHMANN
                             ENERGY PARTNERS, LTD.
                       201 ST. CHARLES AVENUE, SUITE 3400
                          NEW ORLEANS, LOUISIANA 70170
                    (Name and address of agent for service)
                                 (504) 569-1875
         (Telephone number, including area code, of agent for service)

                                   With copies to:
               MAUREEN O'CONNOR SULLIVAN       JOHN SCHUSTER, ESQ.
               VICE PRESIDENT AND GENERAL    CAHILL GORDON & REINDEL
                        COUNSEL                   80 PINE STREET
                 ENERGY PARTNERS, LTD.          NEW YORK, NEW YORK
             201 ST. CHARLES AVENUE, SUITE            10005
                          3400                    (212) 701-3000
              NEW ORLEANS, LOUISIANA 70170
                     (504) 569-1875
                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                                                                 MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
                                                               AMOUNT TO BE  OFFERING PRICE  AGGREGATE OFFERING   REGISTRATION
          TITLE OF SECURITIES TO BE REGISTERED                 REGISTERED(1)    PER SHARE          PRICE              FEE
=========================================================      ============= ==============  ==================   ============
Common stock, par value $0.01 per share, of Energy
   Partners, Ltd.

    Issuable pursuant to options previously granted under           543,626    $  10.57        $ 5,746,127(2)      $  1,437
       the 2000 Long Term Stock Incentive Plan

    Issuable pursuant to options to be granted under the          2,083,504    $  11.70        $24,376,996(3)      $  6,094
       2000 Long Term Stock Incentive Plan

    Issuable pursuant to options previously granted under            28,000    $  15.00        $   420,000(4)      $    105
       the 2000 Stock Option Plan for Non-Employee
       Directors

    Issuable pursuant to options to be granted under the            222,000    $  11.70        $ 2,597,400(3)      $    649
       2000 Stock Option Plan for Non-Employee Directors

    Issuable pursuant to the Stock and Deferral Plan for            100,000    $  11.70        $ 1,170,000(3)      $    293
       Non-Employee Directors

    Bonus shares                                                    139,500    $  15.00        $ 2,092,500(4)      $    523

Total                                                             3,116,630                    $36,403,023         $  9,101

----------

(1) In addition, pursuant to Rule 416 under the Securities Act, this registration statement will cover such indeterminate number of shares of common stock of Energy Partners, Ltd. that may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Calculated based on a weighted average exercise price of approximately $10.57 per share pursuant to Rule 457(h) under the Securities Act.

(3) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the common stock reported in the consolidated reporting system by The New York Stock Exchange as of February 15, 2001.

(4) Calculated based on a weighted average exercise price of $15.00 per share pursuant to Rule 457(h) under the Securities Act.

                                EXPLANATORY NOTE

         This registration statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 (pursuant to General Instruction C to Form S-8) which covers offers and sales by certain shareholders of shares of common stock, par value $0.01 per share (the "Common Stock"), of Energy Partners, Ltd. ("EPL" or the "Registrant") comprised of bonus shares of Common Stock issued by EPL to certain employees of EPL (the "Bonus Shares").

         The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the shares issuable in connection with options or rights to acquire shares of Common Stock granted or to be granted under EPL's 2000 Long Term Stock Incentive Plan, 2000 Stock Option Plan for Non-Employee Directors and Stock and Deferral Plan for Non-Employee Directors specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

                             [ENERGY PARTNERS LOGO]

                         139,500 SHARES OF COMMON STOCK

                                   ----------

         Certain of our shareholders are using this offer prospectus to offer shares of our common stock that we issued to them. These shareholders may include "affiliates," as defined in Rule 405 under the Securities Act of 1933, as amended.

         We expect that sales made pursuant to this offer prospectus will be made:

         o        in broker's transactions;

         o        in transactions directly with market makers; or

         o        in negotiated sales or otherwise.

         The selling shareholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales.

         The brokers and dealers the selling shareholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling shareholders and the brokers and dealers they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

         Our common stock is listed on The New York Stock Exchange under the symbol "EPL." On February 16, 2001, the last reported sale price of our common stock as reported on The New York Stock Exchange was $11.00 per share.

                                   ----------
THIS INVESTMENT INVOLVES RISKS. SEE THE RISK FACTORS SECTION ON PAGE 1.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

This prospectus is dated February 20, 2001.

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
RISK FACTORS.....................................................................................1
OUR COMPANY......................................................................................2
SELLING SHAREHOLDERS.............................................................................3
PLAN OF DISTRIBUTION.............................................................................4
USE OF PROCEEDS..................................................................................4
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR
   COMMON STOCK..................................................................................5
LEGAL MATTERS....................................................................................8
EXPERTS..........................................................................................8
WHERE YOU CAN FIND MORE INFORMATION..............................................................8



NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                  RISK FACTORS

         We incorporate the risk factors relating to our common stock by reference to our registration statement on Form S-1 (No. 333-42876) filed October 24, 2000 and the documents referred to in "Where You Can Find More Information."

                                   OUR COMPANY

         This summary highlights information incorporated by reference in this prospectus. You should read this entire prospectus and the information incorporated by reference in this prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements. We have provided definitions for some of the oil and natural gas terms used in this prospectus in the "Glossary of Oil and Natural Gas Terms" incorporated by reference in this prospectus.

ABOUT ENERGY PARTNERS, LTD.

         Founded in 1998, we are an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. Our operations are focused in the shallow to moderate depth waters of the central region of the Gulf of Mexico Shelf.

OUR EXECUTIVE OFFICES

         Our principal executive offices are located at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. Our telephone number is (504) 569-1875. Our Internet address on the World Wide Web is www.eplweb.com. Information on our web site does not constitute part of this prospectus.

                              SELLING SHAREHOLDERS

         The shares of common stock offered in this prospectus are being registered for offers and sales by certain employees of ours who own shares of our common stock issued by us (the "Bonus Shares"), hereinafter collectively referred to as the "selling shareholders".

         We do not know whether any of the selling shareholders will use this prospectus in connection with the offer or sale of any shares of our common stock or, if this prospectus is so used, how many shares of our common stock will be offered or sold.

         The following list represents, as of the date of this prospectus, the individuals who have acquired Bonus Shares, each of whom beneficially owns less than 1% of the shares being offered pursuant to the registration statement of which this prospectus is a part: W. Louis Belanger, Jr.; Tiffany J. Beninate; Robert R. Byars; Jamie Jo Caravella; Jan M. Childress; Judith S. Christensen; Frank W. Currow, Jr.; Michael P. Coleman; Thomas D. De Brock; Alan C. Dillahunty; Jo Ann Duhe; W. Neel Fallis; Larry R. Gray; Kindal S. Johnson; Christine W. Krig; Lisa Z. LaHoste; Joseph H. LeBlanc; Roger S. Lowe; Cynthia P. Lowrance; Robert A. Martt; Glenn B. Maxwell; Barbara A. Meyer; Thomas O. Meyer; Kendall J. Meyers; Robert G. Murphy; Roddy A. Norvell; David Nugent; Lori F. Oramous; Wilfred J. Rockenbaugh, Jr.; Kenneth P. Smith; Sidney W. Sullivan; Deborah A. Summers; Lois T. Tibbs; Maurice A. Trosclair; L Keith Vincent; and Philip Zanco, III. Each of these individuals are non-officer employees except for Joseph H. LeBlanc who is assistant treasurer, Kenneth P. Smith who is treasurer and L. Keith Vincent who is vice president, land. The inclusion in the preceding list of the individuals named therein who have acquired Bonus Shares shall not be deemed to be an admission that any such individual is an "affiliate" of ours.

                              PLAN OF DISTRIBUTION

         The selling shareholders may sell registered shares of our common stock in any of the following ways:

         o        through dealers;

         o        through agents; or

         o        directly to one or more purchasers.

         The distribution of shares of our common stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions)

         o on The New York Stock Exchange in transactions pursuant to and in accordance with the rules of such exchanges,

         o        in the over-the-counter market, or

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

         Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or commissions from purchasers of shares of our common stock for whom they may act as agent. The selling shareholders and any broker-dealers or agents that participate in the distribution of shares of our common stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling shareholders may act as principal or agent in connection with the offer or sale of shares of our common stock by the selling shareholders.

         The amount of securities to be offered or sold by means of this prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. Any securities covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the offer and sale of the shares of our common stock by the selling shareholders.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
                    FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

GENERAL

         The following discussion summarizes the U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a beneficial owner thereof that is a non-U.S. holder. A non-U.S. holder is a person or entity that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation or a foreign estate or trust.

         This discussion is based on the Internal Revenue Code of 1986, as amended, and administrative interpretations as of the date of this prospectus, all of which are subject to change, including changes with retroactive effect. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders, including non-U.S. holders who are pass-through entities, in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders of our common stock should consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

DIVIDENDS

         Subject to the discussion below, dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty. For purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, we ordinarily will presume that dividends paid on or before December 31, 2000 to an address in a foreign country are paid to a resident of that country absent knowledge that this presumption is not warranted.

         For dividends paid after December 31, 2000, in order to obtain a reduced rate of withholding under an income tax treaty a non-U.S. holder will generally be required to provide a U.S. Internal Revenue Service Form W-8BEN certifying the non-U.S. holder's entitlement to benefits under an applicable income tax treaty. Special rules determine whether, for purposes of determining the applicability of an income tax treaty, dividends paid to a non-U.S. holder that is an entity should be treated as paid to the entity or those holding an interest in the entity.

         No withholding tax applies to dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States if an Internal Revenue Service Form W-8ECI stating that the dividends are so connected is filed with us or our paying agent. Instead, the effectively connected dividends will be subject to regular U.S. income tax in the same manner as if the non-U.S. holder were a U.S. resident unless an applicable income tax treaty exemption applies. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional branch profits tax. This tax is imposed, under some circumstances, at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, of the non-U.S. corporation's effectively connected earnings and profits, subject to certain adjustments.

         Generally, we must report to the U.S. Internal Revenue Service the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the recipient of the dividend. Pursuant to income tax treaties or some other agreements, the U.S. Internal Revenue Service may make its reports available to tax authorities in the recipient's country of residence.

         Dividends paid to a non-U.S. holder at an address within the U.S. may be subject to backup withholding imposed at a rate of 31% if the non-U.S. holder fails to establish that it is entitled to an exemption from backup withholding or to provide a correct taxpayer identification number and some other information to us or our paying agent.

         We do not anticipate paying any cash or dividends on our common stock in the future.

GAIN ON DISPOSITION OF OUR COMMON STOCK

         A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless:

         o the gain is effectively connected with a trade or business of the non-U.S. holder in the United States;

         o in the case of a non-U.S. holder who is a non-resident alien individual and who holds the common stock as a capital asset, this individual is present in the United States for 183 or more days in the taxable year of the disposition;

         o the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code regarding the taxation of U.S. expatriates; or

         o we are or have been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code at any time within the shorter of the five-year period preceding the sale or disposition or the period during which the non-U.S. holder has held the common stock.

         We believe that it is likely that we are, or will be treated as, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to a U.S. federal income tax so long as:

         o the non-U.S. holder at all times is deemed to have beneficially owned no more than 5% of the common stock, taking into account for this purpose certain constructive ownership rules; and

         o our common stock at all times is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code and the Treasury Regulations thereunder.

         There can be no assurance that our common stock qualifies or will continue to qualify as regularly traded on an established securities market.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING ON DISPOSITION OF OUR COMMON STOCK

         Under current U.S. federal income tax law, information reporting and backup withholding imposed at a rate of 31% will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of a broker unless the disposing holder certifies as to its non-U.S. status or otherwise establishes an exemption from withholding. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of disposition proceeds where the transaction is effected outside the United States by or through a non-U.S. office of a broker that is either:

         o        a U.S. person;

         o a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

         o a controlled foreign corporation for U.S. federal income tax purposes; or

         o in the case of payments made after December 31, 2000, a foreign partnership with certain connections to the United States, in each case unless the broker has documentary evidence that the holder is a non-U.S. holder and that some conditions are met or that the holder otherwise established an exemption from withholding.

         Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the U.S. Internal Revenue Service.

FEDERAL ESTATE TAX

         An individual non-U.S. holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock will be required to include the value of the common stock in his gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

                                  LEGAL MATTERS

         The validity of our common shares offered in this offering will be passed upon for us by Cahill Gordon & Reindel, New York, New York.

                                     EXPERTS

         Our financial statements as of December 31, 1998 and 1999 and the period from January 29, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999 have been incorporated herein and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

         The statements of revenues and direct operating expenses of the 30% interest in the Bay Marchand 2 Field, South Timbalier Block 26 for the nine months ended December 31, 1998 and the year ended December 31, 1999, which we acquired, have been incorporated herein and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

         The statements of revenues and direct operating expenses of Ocean Energy, Inc.'s 96.1% interest in the East Bay Complex for the three years ended December 31, 1999, which we acquired, have been incorporated herein and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Commission under the Securities Act a registration statement on Form S-8 with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered hereby, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the registration statement may be obtained from the Commission at prescribed rates. Information on the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information that is filed through the Commission's EDGAR System. The web site can be accessed at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning us can be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005.

         We "incorporate by reference" information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 001-16179.

         We have previously filed the following documents with the Commission and incorporate them by reference into this prospectus:

         (1) our registration statement on Form S-1 (No. 333-42876) filed October 24, 2000;

         (2)      our quarterly report on Form 10-Q filed November 30, 2000; and

         (3) the description of our common stock contained in our registration statement on Form 8-A filed October 17, 2000.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attention:
Corporate Secretary, telephone number: (504) 569-1875.

================================================================================



                             [ENERGY PARTNERS LOGO]






                                   ----------
                                   PROSPECTUS
                                   ----------






                         139,500 SHARES OF COMMON STOCK



                                FEBRUARY 20, 2001


================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by EPL with the Commission are hereby incorporated by reference in this registration statement:

         (1) EPL's registration statement on Form S-1 (No. 333-42876) filed October 24, 2000;

         (2)      EPL's quarterly report on Form 10-Q filed November 30, 2000;
                  and

         (3) the description of EPL's Common Stock contained in EPL's registration statement on Form 8-A filed October 17, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

         EPL is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under
Section 145.

Certificate of Incorporation

         EPL's certificate of incorporation and bylaws provide for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL. All of EPL's directors and officers will be covered by insurance policies maintained by EPL against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index on page II-6 of this registration statement, which index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                  (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on February 20, 2001.

                                         ENERGY PARTNERS, LTD.


                                         By:    /s/ RICHARD A. BACHMANN
                                            ---------------------------------
                                            Richard A. Bachmann
                                            Chairman, President and Chief
                                            Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and Suzanne V. Baer, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                                        TITLE                               DATE
                 ---------                                        -----                               ----
       /s/ RICHARD A. BACHMANN                   Chairman, President and Chief Executive      February 20, 2001
----------------------------------------          Officer (Principal Executive Officer)
         Richard A. Bachmann

              /s/ SUZANNE V. BAER              Chief Financial Officer (Principal Financial   February 20, 2001
----------------------------------------                 and Accounting Officer)
         Suzanne V. Baer

           /s/ AUSTIN M. BEUTNER                                 Director                     February 20, 2001
----------------------------------------
         Austin M. Beutner

        /s/ JOHN C. BUMGARNER, JR.                               Director                     February 20, 2001
----------------------------------------
         John C. Bumgarner, Jr.

           /s/ HAROLD D. CARTER                                  Director                     February 20, 2001
----------------------------------------
         Harold D. Carter

          /s/ ROBERT D. GERSHEN                                  Director                     February 20, 2001
----------------------------------------
         Robert D. Gershen

           /s/ WILLIAM O. HILTZ                                  Director                     February 20, 2001
----------------------------------------
         William O. Hiltz

            /s/ EAMON M. KELLY                                   Director                     February 20, 2001
----------------------------------------
         Eamon M. Kelly

             /s/ JOHN G. PHILLIPS                                Director                     February 20, 2001
----------------------------------------
         John G. Phillips

                                  EXHIBIT INDEX

EXHIBIT NO.       EXHIBIT
----------        -------

   3.1*           Restated Certificate of Incorporation of Energy Partners, Ltd.
                  dated as of November 16, 1999.

   3.2*           Amendment to Restated Certificate of Incorporation of Energy
                  Partners, Ltd. dated as of September 15, 2000 .

   3.3* Amended and Restated Bylaws of Energy Partners, Ltd. dated as of September 12, 2000.

   5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

  23.1            Consent of KPMG LLP, Independent Accountants.

  23.2            Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

  24.1            Powers of Attorney authorizing execution of Registration
                  Statement on Form S-8 on behalf of certain officers and directors of Energy Partners, Ltd. (included on the signature page to this registration statement).

  99.1            2000 Long Term Stock Incentive Plan adopted on September 12,
                  2000.

  99.2*           2000 Stock Option Plan for Non-Employee Directors adopted on
                  September 12, 2000.

  99.3            Stock and Deferral Plan for Non-Employee Directors adopted on
                  September 12, 2000.

----------

* Incorporated herein by reference to Amendment No. 3 to the Form S-1 Registration Statement (No. 333-42876) of the Registrant filed with the Commission on October 24, 2000.